SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2013

___________________

LIVINGVENTURES, INC.

(Exact name of registrant as specified in Charter)

Florida	000-52918	90-0866368
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2200 Lucien Way

Suite 350, Maitland FL 32751

(Address of Principal Executive Offices)

407-875-9989

(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02

Departure of Directors or Certain Officers; Appointment of Certain Officers

On February 14, 2013 the Board of Directors of the Company ratified the appointment of C. Geoffrey Hampson as Executive Chairman for the Company. A copy of the Letter Agreement Re: Consultancy, Advisory and Investment Banking between LivingVentures, Inc. and Hampson Equities, Ltd is attached hereto as Exhibit 10.

Mr. Hampson has a 30 year career as a Senior Executive and Entrepreneur in a variety of different businesses at different stages of their evolution. From start-ups to consolidations and turnarounds, Hampson has been involved in technology, construction, manufacturing, specialty materials, media and mining. Over the past 30 years Mr. Hampson has also been involved in over 20 M&A transactions on both the “buy” and “sell” side. He has also negotiated over 10 international joint ventures in countries such as Brazil, India, Ukraine, Russia, South Africa and China. Mr. Hampson has many years of international experience and countless relationships around the world and has lived and worked in both Canada and the USA.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits.

The following exhibits are filed as part of this Report on Form 8-K:

Exhibit

Number

Description

(10)

Consultancy, Advisory and Investment Banking Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report be signed on its behalf by the undersigned hereunto duly authorized.

LivingVentures, Inc.

By:	/s/ Richard A. Asta
Richard A. Asta
Chief Executive Officer

Dated: February 18, 2013

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